As Filed with the Securities and Exchange Commission on June 4, 2024

Registration No. 333-52384

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 2
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

COMMUNITY WEST BANCSHARES
(Exact Name Of Registrant As Specified In Its Charter)

California (State or other jurisdiction of incorporation or organization) 7100 N. Financial Dr., Ste. 101, Fresno, CA 93720 (Address of Registrant’s Principal Executive Offices) (Zip Code)
84-1215959 (I.R.S. Employer Identification No.)
_______________

Central Valley Community Bancorp
2000 Stock Option Plan
(Full title of the plan)

James J. Kim
President and Chief Executive Officer
7100 N. Financial Dr.,Ste. 101
Fresno, CA 93720
(559) 298-1775
(Name, address and telephone number of agent for service)
__________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-52384), originally filed by Central Valley Community Bancorp (“Central Valley”) on December 21, 2000 (the “Registration Statement”) registering 257,362 shares of common stock of Central Valley to be issued in connection with the Central Valley 2000 Stock Option Plan

On April 1, 2024 (the “Effective Time”), Central Valley completed its merger transaction with Community West Bancshares (“Community West”), in accordance with the terms and conditions of the Agreement and Plan of Reorganization and Merger, dated as of October 10, 2023, by and among Central Valley and Community West (the “Merger Agreement”). At the Effective Time, Community West merged with and into the Central Valley, with Central Valley being the surviving entity (the “Merger”). At the Effective Time of the Merger Central Valley’s name changed to Community West Bancshares.

This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, California on this 4th day of June, 2024.

Community West Bancshares

By:	/s/JAMES J. KIM
James J. Kim
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on this 4th day of June, 2024.

/s/ James J. Kim
James J. Kim, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Shannon Livingston
Shannon Livingston Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert H. Bartlein
Robert H. Bartlein, Director

/s/ Suzanne M. Chadwick
Suzanne M. Chadwick, Director

/s/ Tom L. Dobyns
Tom L. Dobyns, Director

/s/ Daniel J. Doyle
Daniel J. Doyle, Chairman of the Board and Director

/s/ Daniel N. Cunningham
Daniel N. Cunningham, Vice Chairman of the Board and Director

/s/ F.T. “Tommy” Elliott, IV
F.T. “Tommy” Elliott, IV, Director

/s/ Robert J. Flautt
Robert J. Flautt, Director

/s/ James W. Lokey
James W. Lokey, Director

/s/ Andriana D. Majarian
Andriana D. Majarian, Director

/s/ Steven D. McDonald
Steven D. McDonald, Director

/s/ Martin E. Plourd
Martin E. Plourd , Director

/s/ Dorothea D. Silva
Dorothea D. Silva, Director

/s/ William S. Smittcamp
William S. Smittcamp, Director

/s/ Kirk B. Stovesand
Kirk B. Stovesand, Director